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Exhibit 99.a

                                 USG CORPORATION
                       CONSOLIDATED STATEMENT OF EARNINGS
                   (DOLLARS IN MILLIONS EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                  THREE MONTHS
                                                                 ENDED MARCH 31,
                                                                      2002
                                                                 --------------

Net sales                                                          $        829

Cost of products sold                                                       697

Selling and administrative expenses                                          82

Chapter 11 reorganization expenses                                            2
                                                                   ------------
Operating profit                                                             48

Interest expense                                                              1

Interest income                                                              (1)

Other expense, net                                                            1
                                                                   ------------
Earnings before income taxes and cumulative
effect of accounting change                                                  47

Income taxes                                                                 21
                                                                   ------------
Earnings before cumulative effect
of accounting change                                                         26

Cumulative effect of accounting change for
SFAS No. 142, net of income taxes                                           (96)
                                                                   ------------
Net loss                                                                    (70)
                                                                   ============

Earnings (loss) per common share:

   Basic and diluted before cumulative effect
   of accounting change                                                    0.60

   Cumulative effect of accounting change                                 (2.22)
                                                                   ------------
   Basic and diluted                                                      (1.62)
                                                                   ============


Average common shares                                                43,354,025

Average diluted common shares                                        43,354,025